UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10240 Sorrento Valley Road, Suite 300 San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATYR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, aTyr Pharma, Inc. (the “Company”) is a party to the Open Market Sale Agreement℠, dated April 22, 2022 (the “Sales Agreement”), between the Company and Jefferies LLC (“Jefferies”). Under the Sales Agreement, the Company may offer and sell, from time to time, through Jefferies as its sales agent or principal, shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering amount of up to $65.0 million (the “Initial Shares”). As of the date hereof, the Company has offered and sold Initial Shares with an aggregate offering amount of approximately $65.0 million pursuant to the Sales Agreement.

On December 23, 2024, the Company and Jefferies entered into Amendment No. 1 to the Sales Agreement (“Amendment No. 1” and, together with the Sales Agreement, the “Amended Sales Agreement”) to provide for an increase in the aggregate offering amount under the Sales Agreement such that the Company may offer and sell additional shares of Common Stock having an aggregate offering up to, among other things, the amount registered by the Company pursuant to a prospectus supplement (such additional shares, the “Additional Shares” and, together with the “Initial Shares,” the “Shares”) under the Amended Sales Agreement. The terms and conditions of the Sales Agreement otherwise remain unchanged.

The Company is not obligated to sell any Shares under the Amended Sales Agreement. Subject to the terms and conditions of the Amended Sales Agreement, Jefferies will use commercially reasonable efforts, consistent with its normal sales and trading practices and applicable laws and regulations, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may specify, subject to certain limitations. Under the Amended Sales Agreement, Jefferies may sell Shares by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.

The issuance and sale, if any, of Shares under the Amended Sales Agreement will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-275455), filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2023, or another effective registration statement as permitted by the Amended Sales Agreement. The offering of the Shares is described in the Company’s Prospectus dated November 20, 2023, as supplemented by a Prospectus Supplement dated December 23, 2024 and filed with the SEC on December 23, 2024. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Amended Sales Agreement nor shall there be any offer, solicitation or sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cooley LLP, counsel to the Company, has issued a legal opinion relating to the validity of the Additional Shares. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the material terms of Amendment No. 1 is qualified in its entirety by reference to the full texts of (i) the Sales Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2022 and (ii) Amendment No. 1, which is attached as Exhibit 1.1 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Amendment No. 1 to Open Market Sale Agreement, dated December 23, 2024, by and among aTyr Pharma, Inc. and Jefferies LLC.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: December 23, 2024